UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2015

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information under the caption “Agreements with Messrs. Locker and Nelson” in Item 8.01 is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under the caption “Appointment of Keith Locker and James Nelson as Directors” in Item 8.01 is incorporated by reference herein.

Item 8.01. Other Events.

Appointment of Keith Locker and James Nelson as Directors

On November 8, 2015, the board of directors (the “Board”) of New York REIT, Inc. (the “Company”) appointed Keith Locker and James L. Nelson each as a director of the Company, effective as of that same date.

Mr. Locker has served Sunstone Hotel Investors, Inc (NYSE SHO) as non-executive chairman from 2011-2015 and a director since May 2, 2006. Since May 2003, Mr. Locker has been president of Inlet Capital LLC, or Inlet, an investment and asset management firm focused on the commercial real estate industry; president of Global Capital Resources LLC and GCR Advisors Inc. (both affiliates of Inlet), which companies together are the Co-General Partner and Co- Advisor, respectively, to the NYLIM-GCR Fund-1 2002 L.P., which provided fixed and variable rate senior and subordinate mortgages; and president and managing member of COP Holdings, LLC (an affiliate of Inlet), an investment firm focused on factory retail outlet centers. Furthermore, Mr. Locker was director of IVP Securities, LLC from 2004 through 2015. From December 2006 through 2007, Mr. Locker was a director of The Mills Corporation, a publicly traded retail mall REIT, where he was chairman of the compensation committee. From May 2005 to January 2007, he served as a director of Glenborough Realty Trust, a publicly traded office REIT, where he was a member of the audit and compensation committees until sale of the company to Morgan Stanley.  Mr. Locker was previously a managing director in the Real Estate Investment Banking Group at Deutsche Bank Securities, Inc. from September 2000 to February 2003. Prior to joining Deutsche Bank in 2000, Mr. Locker was senior managing director at Bear, Stearns & Co. Inc., responsible for Real Estate Investment Banking. Mr. Locker has more than 30 years of major national market experience in REITS, real estate finance, private placements, capital markets and transaction structuring and risk management. Mr. Locker earned a B.S./B.A. from Boston University School of Management in 1983 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1988. The Company believes Mr. Locker is well qualified to serve as a director due to his significant experience and leadership roles serving as an executive officer or director of various real estate companies as discussed above, and his experience in REITs, real estate, capital markets, governance, risk management and asset management.

Mr. Nelson has served as a director of Icahn Enterprises GP since June 2001 and is a member of the audit committee. Mr. Nelson has served as a director and member of the compensation, governance and strategic alternatives committees of Voltari Corporation (f/k/a Motricity Inc.) from June 2011 until September 2015, and from January 2012 until September 2015, he served as chairman of its board of directors.  Mr. Nelson served as a director of Single Touch Systems, Inc., a technology based mobile media solutions provider, from May 2013 through April 2014. From April 2014 to August 2014, Mr. Nelson served as a director of Ubiquity Broadcasting Corporation, a vertically integrated, technology-focused media company. From December 2003 until June 2007 Mr. Nelson served as a director and member of the audit committee of American Entertainment Properties Corp., or AEP. From May 2005 until November 2007, Mr. Nelson served as a director and member of the audit committee of Atlantic Coast Entertainment Holdings, Inc. From 1986 until 2009, Mr. Nelson was chairman and chief executive officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was chairman and chief executive officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was chief executive officer and co-chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the Board of Orbitex Financial Services Group. From April 2003 through April 2010, Mr. Nelson served as a director and chairman of the audit committee of the Viskase Companies INC., a food packaging company. From January 2008 through June 2008, Mr. Nelson served as a director and member of the audit committee of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March 2010, Mr. Nelson was a director and served on the audit committee of Pacific Energy Resources Ltd., an energy producer. From April 2008 thru November 2012 Mr. Nelson served as a director and as chairman of the audit committee of Cequel Communications, an owner and operator of a large cable television system. From March 2010 to May 2014 Mr. Nelson served as a director and member of the audit committee of Tropicana Entertainment Inc. From April 2010 to November 2013, Mr. Nelson served as a director and member of the audit committee of Take-Two Interactive Software, Inc., a global publisher and developer of interactive entertainment software products. The Company believes Mr. Nelson is well qualified to serve as a director due to his significant experience and leadership roles serving as chief executive officer, director and chairman of the audit committee of various companies as discussed above.

There are no transactions or agreements required to be disclosed by Item 404(a) of Regulation S-K with respect to Mr. Locker or Mr. Nelson.

Simultaneously with the appointment of Messrs. Locker and Nelson, the Board took action to increase the number of directors constituting the entire board to seven directors pursuant to the Company’s bylaws, with such increase in size of the board being effective immediately following the appointment of Messrs. Locker and Nelson. Mr. Locker was also appointed to serve on the audit committee and the compensation committee of the Board, and Mr. Nelson was also appointed to serve on the compensation committee and the nominating and corporate governance committee of the Board, as well as to serve as the chair of the conflicts committee of the Board.

In connection with the appointment of Messrs. Locker and Nelson, the Board took further action to reconstitute the committees of the Board as follows:

Audit Committee
P. Sue Perrotty (chair)
Randolph C. Read
Keith Locker

Compensation Committee
Robert Burns (chair)
James L. Nelson
Keith Locker

Nominating and Corporate Governance Committee
P. Sue Perrotty (chair)
Randolph C. Read
James L. Nelson

Conflicts Committee
James L. Nelson (chair)
P. Sue Perrotty
Robert Burns

Agreements with Messrs. Locker and Nelson

In connection with his appointment as director, on November 8, 2015, the Company entered into identical indemnification agreements (the “Indemnification Agreements”) with each of Mr. Locker and Mr. Nelson (each, an “Indemnitee”). The Indemnification Agreements provides that the Company will indemnify the Indemnitees, to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreements, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by each Indemnitee that may result or arise in connection with such Indemnitee serving in his capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreements further provide that, subject to the limitations set forth in the Indemnification Agreements, the Company will, without requiring a preliminary determination of an Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreements, advance all reasonable expenses to such Indemnitee incurred by or on behalf of such Indemnitee in connection with any proceeding such Indemnitee is or is threatened to be made a party to.

 The Indemnification Agreements provide that each Indemnitee is entitled to indemnification unless it is established that (a) the act or omission of an Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) such Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such Indemnitee had reasonable cause to believe that his conduct was unlawful. The Indemnification Agreements further limit each Indemnitee’s entitlement to indemnification in cases where (a) the proceeding was one by or in the right of the Company and such Indemnitee was adjudged to be liable to the Company, (b) such Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such Indemnitee or (c) the proceeding was brought by such Indemnitee, except in certain circumstances.

The Indemnification Agreements also provide that, except for a proceeding brought by an Indemnitee, the Company has the right to defend such Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreements. The Indemnification Agreements grant each Indemnitee the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of such Indemnitee in a timely manner. The Indemnification Agreements further provide that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering each Indemnitee or any claim made against such Indemnitee by reason of his service to the Company.

The description of the Indemnification Agreements in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreements. The Company will file the Indemnification Agreements with the Securities and Exchange Commission as exhibits to its next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2015	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer and President